                                                                  Exhibit 10.5


                               SERVICES AGREEMENT


      THIS SERVICES AGREEMENT (this "Agreement") is made as of August 29, 1997 by and between THE HEARST CORPORATION, a Delaware corporation ("Hearst"), and ARGYLE TELEVISION, INC., a Delaware corporation (the "Company").

                               W I T N E S S E T H

      WHEREAS, this Agreement is being executed simultaneously with the closing (the "Closing") of the transactions contemplated by the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") by and among Hearst, HAT Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Hearst, HAT Contribution Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Hearst, and the Company, pursuant to which the Company will be renamed "Hearst-Argyle Television, Inc."; and

      WHEREAS, Hearst and the Company each desires to make certain arrangements for the provision of certain services after the Closing by Hearst to the Company for the periods and on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                             SERVICES TO BE PROVIDED

      1.1 SERVICES. The parties agree that, subject to the terms and conditions of this Agreement, Hearst shall provide to the Company the services described on
SCHEDULE 1.1 (the "Services").

      1.2 COOPERATION. The Company shall cooperate fully and provide such assistance as is reasonably required for Hearst to provide the Services. During the Term, Hearst shall provide the Company with reasonable access during normal business hours to the books and records of Hearst relating to the Services and Hearst management and employees involved in providing the Services will be available to confer with the Company. The parties agree to adjust the manner or procedures for providing the Services hereunder in order to accommodate necessary or appropriate controls required or suggested by the Company's independent auditors or the Audit Committee of the Company's Board of Directors.

      1.3 STAFFING. All Services may be performed by Hearst's employees and Hearst shall not be required to hire any persons other than its own employees in connection with the performance of the Services. Hearst, however, shall be entitled to obtain such Services from a third party. Hearst agrees to consult with the Company concerning obtaining Services from a third party and if Hearst obtains Services from a third party exclusively for the benefit of the Company, Hearst agrees to obtain the consent of the Company, such consent not to be unreasonably withheld. In the event that both Hearst and a third party provide Services to the Company, the Company shall bear all out-of-pocket costs and expenses associated with obtaining Services from a third party ("Third Party Costs"). Additionally, the Service Costs set forth on Schedule 2.1 shall be adjusted to reflect Hearst's outsourcing to a third party, Services which had previously been directly provided by Hearst.

                                    ARTICLE 2
                         SERVICE COSTS AND PAYMENT TERMS

      2.1 COST FOR SERVICES. The fees to be paid by the Company for each Service (the "Service Costs") shall be a monthly amount equal to the sum of a monthly allocation (calculated based on twelve months) of the total fixed annual fees and the monthly variable transaction fees as set forth on SCHEDULE 2.1 hereto. The Company acknowledges and agrees that the Service Costs set forth on Schedule
2.1 reflect Hearst's good faith efforts to estimate such Service Costs as of the date hereof, and as such, the Company agrees that such Service Costs shall be subject to adjustment annually, beginning the calendar year 1999, to reflect changes in costs or other assumptions used to establish the Service Costs. Hearst and the Company agree that if during the Term the Company either acquires or divests a television or radio station, then the Service Costs shall be adjusted to reflect such transaction. Hearst agrees that any adjustment in the Service Costs shall be consistent with adjustments made in costs charged to other Hearst divisions and any adjustments in Service Costs for Services provided exclusively to the Company by Hearst shall only be by the mutual agreement of Hearst and the Company.

      2.2 PAYMENT. The Service Costs will be paid as follows:

          (a) Monthly Invoices. Within 15 days after the end of each month during the Term, Hearst will provide to the Company an invoice for the Services of Service Costs therefor for the month just ended, plus any Third Party Costs. At the Company's direction, Hearst shall deduct the amount shown on each such invoice 15 days after the date thereof from the Company's cash management account if maintained by Hearst. In the event that the Company's cash management account balance is insufficient to cover the monthly invoice or the Company does not direct Hearst to deduct the Service Costs from the Company's cash management account, the Company shall pay the amount shown on each such invoice within 15 days after the date thereof by means of a Company check. The Service Costs for any Service that is provided for only part of a month shall be appropriately prorated.

          (b) Other Documents. Hearst shall provide to the Company upon reasonable request any reports or summaries relating to the Service Costs, which the Company may need for preparing financial statements, tax returns or otherwise.

      2.3 INTEREST ON LATE PAYMENTS. Any monthly payment of the Service Costs that is not paid on or before the thirtieth day after the date of an invoice pursuant to Section 2.2(a), shall bear interest from the thirtieth day after the date of such invoice until the date paid at the lesser of (i) an annual simple interest rate equal to the prime rate of interest announced by Chase Manhattan Bank at its principal office in New York, New York as its "prime rate," plus 1.5%, or (ii) the maximum amount permitted by applicable laws. Hearst agrees that interest will not be charged on any portion of the monthly Service Costs contested in good faith by the Company.

      2.4 TAXES. Any transaction, excise, sales or other tax imposed on or measured by the rendering of a Service shall be the responsibility of the Company.

                                    ARTICLE 3
                              TERM AND TERMINATION

      3.1 TERM. The term of this Agreement shall commence on the date first written above and shall continue through December 31, 1998 (the "Initial Term") and thereafter shall renew for successive one year periods unless and until terminated as provided in Section 3.2 (together with the Initial Term, the "Term").

      3.2 TERMINATION. After the Initial Term, this Agreement may be terminated
(i) by Hearst, on written notice given to the Company at least six months prior to the proposed termination date or (ii) by the Company, on written notice given to Hearst at least six months prior to the proposed termination date; provided, however, if this Agreement is terminated by the Company, the Company shall pay to Hearst the reasonable and direct out-of-pocket costs incurred by Hearst associated with such termination. During the Term, if either party shall breach in any material respect any of its obligations or agreements under this Agreement, including but not limited to, the failure of the Company to make payments (other than those contested in good faith) when due, and said party does not cure such default within 30 days after receiving written notice thereof from the non-breaching party, the non-breaching party may terminate this Agreement by providing written notice of termination given at least 60 days prior to the proposed termination date. Upon such termination, Hearst and/or the Company shall promptly return any and all property of the other party used in connection with the provision of the Services.

                                    ARTICLE 4
                                   LIABILITIES

      4.1 LIMITATION OF LIABILITY; CONSEQUENTIAL DAMAGES. In providing the Services, Hearst shall not have any liability hereunder except to the extent that Hearst shall be finally judicially determined to have engaged in gross negligence or willful misconduct. In addition, Hearst shall not be liable, whether in contract, in tort (including negligence and strict liability), or otherwise, for any special, indirect, incidental or consequential damages whatsoever (including, but not limited to, lost profits), which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance under this Agreement, or the provision of or failure to provide any Service under this Agreement.

      4.2 INDEMNITY. (a) The Company hereby agrees to indemnify and hold harmless Hearst, and its affiliates, their respective officers, directors, employees, successors and assigns and agents and each other person, if any, controlling Hearst, or any of its affiliates (Hearst and each such other person being a "Hearst Indemnified Person") from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) related to, arising out of or in connection with the Services provided pursuant to this Agreement, provided, however, the Company shall not be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that result directly and solely from the gross negligence or willful misconduct of any Hearst Indemnified Person.

      (b) Hearst hereby agrees to indemnify and hold harmless the Company, its affiliates, and their respective officers, directors, employees, successors and assigns and agents and each other person, if any, controlling the Company, or any of its affiliates from and against any and all losses, claims, damages or liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that result directly and solely from the gross negligence or willful misconduct of Hearst in connection with the Services provided pursuant to this Agreement.

      4.3 INDEMNIFICATION PROCEDURES. The party making a claim under this
Article IV is referred to as the "Indemnified Party" and the party against whom such claims are asserted under this Article IV is referred to as the "Indemnifying Party". All claims by any Indemnified Party under this Article IV shall be asserted and resolved as follows:

            (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim or demand, specifying the basis for such claim or demand, and the amount or the estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced by such failure. The Indemnifying Party shall have the right to control the defense of such claim or demand and shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party and shall pay the reasonable fees and disbursements of such counsel with regard thereto; provided, however, that any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the

Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends. A claim or demand may not be settled by the Indemnifying Party without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld) unless, as part of such settlement, the Indemnified Party shall receive a full and unconditional release reasonably satisfactory to the Indemnified Party. If the Indemnifying Party elects to defend a claim or demand, the Indemnified Party shall not pay or settle such claim or demand without the consent of the Indemnifying Party. In each instance, the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Party and its legal counsel with respect to any legal proceedings.

            (b) In the event any Indemnified Party shall have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party.

                                    ARTICLE 5
                                  MISCELLANEOUS

      5.1 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by Hearst or the Company without the prior written consent of the other party, except as provided in Section 1.3 with respect to Hearst's ability to retain third parties to provide services and except that either Hearst or the Company may assign its right and obligations hereunder to one of its wholly-owned subsidiaries, and any attempt to assign any rights or obligations arising under this Agreement without such prior consent in violation hereof shall be null and void.


      5.2 GOVERNING LAW. The construction, validity and enforceability of this Agreement shall be governed by the laws of the State of New York, without regard to its conflicts of laws principles.

      5.3 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

            (a)   If to Hearst:

                  The Hearst Corporation
                  959 Eighth Avenue
                  New York, New York 10010
                  Attn:  Victor F. Ganzi
                  Telephone:  (212) 649-2000
                  Telecopier: (212) 649-2035

            (b)   If to the Company:

                  Hearst-Argyle Television, Inc.
                  888 Seventh Avenue
                  New York, New York 10106
                  Attn: Dean H. Blythe
                  Telephone:  (212) 649-2307
                  Telecopier:  (212) 489-2314

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

      5.4 NO WAIVER. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that provision. Any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any right under this Agreement.

      5.5 SEVERABILITY. All provisions of this Agreement are severable and any provision which may be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Agreement.

      5.6 ENTIRE AGREEMENT; MODIFICATIONS AND AMENDMENTS. This Agreement (including the Schedules hereto) and any other agreements executed and delivered by the parties contemporaneously herewith constitute the entire agreement between the parties concerning the subject matter thereof and supersedes all prior agreements and understandings, both oral or written, between the parties with respect to the subject matter hereof.

      5.7 INDEPENDENT CONTRACTOR STATUS. Hearst shall be deemed to be an independent contractor to the Company. Nothing contained in this Agreement shall create or be deemed to create the relationship of employer and employee, and no party to this Agreement shall, by reason hereof, be deemed to be a partner or a joint venturer of any other party hereto in the conduct of their respective businesses and/or the conduct of the activities contemplated by this Agreement.

      5.8 BINDING EFFECTS; BENEFITS. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Nothing contained in this

Agreement, express or implied, is intended to confer upon any person other than the parties to it and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

      5.9 SURVIVAL. In the event this Agreement is terminated pursuant to
Section 3.2, this Agreement shall become null and void and of no further force and effect, except for the provisions of Sections 4.1, 4.2 and 4.3.

      5.10 SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not in any way control the meaning or interpretation of this Agreement.

      5.11 FORCE MAJEURE. Hearst shall be excused from performing the Services under this Agreement and shall have no liability to the Company for any period it is prevented from performing the Services, in whole or in part, as a result of delays caused by an act of God, war, civil disturbance, court order, labor dispute, machinery breakdown or other cause beyond its reasonable control, including failures or fluctuations in electrical power or telecommunications (the "Force Majeure Period") or, in the event that Hearst obtains any Services from a third party, the failure of such third party to provide such Services, or the misconduct or negligence of such party in providing such Services. In the event the Force Majeure Period continues for six consecutive months, either party may terminate this Agreement on written notice given by the terminating party at least five days prior to the proposed termination date. Also, if during the Force Majeure Period, Hearst outsources to a third party any Services provided by Hearst hereunder, the Service Costs set forth on Schedule 2.1 shall be adjusted to reflect amounts paid to such third party.

      5.12 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                            THE HEARST CORPORATION


                            By:   /s/ Jonathan E. Thackeray
                                  -----------------------------
                                  Name: Jonathan E. Thackeray
                                  Title:   Vice President


                            ARGYLE TELEVISION, INC.


                            By:   /s/ Harry T. Hawks
                                  -----------------------------
                                  Name:  Harry T. Hawks
                                  Title:   Chief Financial Officer, Secretary &
                                  Treasurer

                                  SCHEDULE 1.1

                                    SERVICES


1. Corporate Accounting. Provide or assist in providing accounting services relating to corporate accounting, cash accounting, intra unit and inter company accounting, consolidation and reporting.

2. Accounts Payable. Maintain on its computer system the Company's accounts payable system and provide or assist in providing accounts payable services.

3. General Ledger. Maintain on its computer system the Company's general ledger and provide or assist in providing general ledger services.

4.   Payroll Services. Provide or assist in providing payroll services.

5.   Legal. Provide or assist in providing legal services.

6. Treasury Support. Provide or assist in providing treasury support services, including, but not limited to, cash management, tax return preparation and payment and corporate insurance administration.

7. Employee Benefits. Provide or assist in providing services related to the Company's employee benefits, including, but not limited to, pension, 401(k), medical, life and long-term disability insurance and supplemental pension plan.

8. Travel and Entertainment. Provide or assist in providing travel and entertainment services.

9.   Fleet Car. Provide or assist in providing fleet car services.

10.  Networking Capabilities. Provide or assist in providing network services.

11. Internal Auditing. Provide or assist in providing internal auditing services.

                                  SCHEDULE 2.1

                              ANNUAL SERVICE COSTS

       See Attached.

                                                                    SCHEDULE 2.1

HEARST ARGYLE TELEVISION, INC.
SERVICE CENTER CHARGES

HEARST STATIONS              PAYROLL~CHECKS           ACCOUNTS PAYABLE        GENERAL LEDGER          TRAVEL & ENTERTAINMENT
                               PROCESSED              VOUCHERS PROCESSED    TRANSACTIONS PROCESSED       CHECKS PROCESSED
                        Volume(1)      Cost     Total   Volume (1)  Cost   Total  Volume (1)   Cost   Total      Volume (1)
KMBC-TV                   4,494        4.73    $21,257     4,056    3.72  $15,088     11,390   0.82  $9,340         500
                          ----------------------------    -----------------------     ---------------------         ----
WBAL-TV                   6,508                $30,783     5,034          $18,726      8,998         $7,378         500
                         -----------------------------    -----------------------     ---------------------         ----
WCVB-TV                  10,162                $48,066    10,590          $39,395     20,536        $16,840         750
                         -----------------------------    -----------------------     ---------------------         ----
WDTN-TV                   3,944                $18,655     4,856          $18,064      9,900         $8,118         500
                         -----------------------------    -----------------------     ---------------------         ----
WISN-TV                   5,494                $25,987     6,996          $26,025      9,492         $7,783         500
                         -----------------------------    -----------------------     ---------------------         ----
WTAE-TV                   6,240                $29,515     6,290          $23,399     10,380         $8,512         500
                         -----------------------------    -----------------------     ---------------------         ----
  Subtotal               36,842               $174,263    37,822         $140,697     70,696        $57,971        3,250
                         ------               --------    ------         --------     ------        -------        -----

ARGYLE STATIONS (3)

KHBS?CHOG-TV
KTTV-TV
KOOO-TV
WAPT-TV
WLWT-TV
WNAC-TV

  Subtotal

Total Service Charge to Hearst-Argyle

MANAGED UNITS

KCWB-TV                     366                 $1,731     1,766           $6,570      6,844         $5,612          100
                         -----------------------------    -----------------------     ---------------------        -----
WPBF-TV (3)
                         -----------------------------    -----------------------     ---------------------        -----
WWWB-TV                   1,032                 $4,881     2,454           $9,129      3,706         $3,039          100
                         -----------------------------    -----------------------     ---------------------        -----
WBAL RADIO                1,300                 $6,149     2,852          $10,609      9,322         $7,644
                         -----------------------------    -----------------------     ---------------------        -----

    Total                 2,698                $12,761     7,072          $26,308     19,872        $16,295          200
                          =====                =======     =====          =======     ======        =======          ===
RADIO

WISN RADIO                  768                 $3,623     1,648           $6,131      8,728         $7,157
                         -----------------------------    -----------------------     ---------------------
WTAE RADIO                1,176                 $5,572     1,902           $7,075      9,902         $8,120
                         -----------------------------    -----------------------     ---------------------

    Total                 1,944                 $9,195     3,550          $13,206     18,630        $15,277
                          =====                 ======     =====          =======     ======        =======


(1)  Volume based on first 6 months of 1997 annualized
(2)  Estimated Volume
(3)  No volume currently available
(4) Financial Office Services include the administration of the following areas: Insurance, Banking and Finance, Pension and Investments, Employee Benefits, Tax, Consolidation and Reporting and Internal Audit

                FLEET            TOTAL        COLUMBINE     WIDE AREA     FINANCIAL       LEGAL          TOTAL
           ADMINISTRATION    SHARED SERVICES                 NETWORK      OFFICE (4)               PROCESSING CHARGE

Total
$3,750         $1,500          $50,935                       $22,000      $68,007      $38,640        $180,582
------         ------          -------                       -------      -------      -------        --------


 $3,750         $1,500         $62,138                       $22,000      $96,066      $58,935        $239,139
 ------         ------         -------                       -------      -------      -------        --------


 $5,625         $1,500        $111,425                       $22,000     $189,842     $218,035        $539,103
 ------         ------        --------                       -------     --------     --------        --------


 $3,750         $1,500         $50,087                       $22,000      $38,262      $25,267        $138,616
 ------         ------         -------                       -------      -------      -------        --------


 $3,750         $1,500         $65,045                       $22,000      $68,124      $65,817        $219,985
 ------         ------         -------                       -------      -------      -------        --------


 $3,750         $1,500         $66,676                       $22,000      $98,569      $44,306        $231,551
 ------         ------         -------                       -------      -------      -------        --------


$24,375         $9,000        $406,306                      $132,000     $558,870     $451,000      $1,548,976
-------         ------        --------                      --------     --------     --------      ----------




                               $25,000                       $22,000      $26,144     $21,241         $94,385
                               -------                       -------      -------     -------         -------

                               $25,000                       $22,000      $26,144     $21,241         $94,385
                               -------                       -------      -------     -------         -------


                               $25,000                       $22,000      $26,144     $21,241         $94,385
                               -------                       -------      -------     -------         -------


                               $25,000                       $22,000      $26,144     $21,241         $94,385
                               -------                       -------      -------     -------         -------


                               $55,000                       $22,000      $57,520     $46,722        $181,242
                               -------                       -------      -------     -------        --------


                                $5,000                       $22,000       $5,234      $4,214         $36,448
                                ------                       -------       ------      ------         -------


                              $160,000                      $132,000     $167,330    $135,900        $595,230
                              --------                      --------     --------    --------      ----------

                              $566,306                      $264,000     $726,200    $586,900      $2,144,206
                              ========                      ========     ========    ========      ==========



$750                           $14,663                                                                $14,663
----          ------          --------     -------          --------     --------     --------      ---------


                               $25,000                      $22,000       $26,144   $21,241           $94,385
-------       ------          --------     -------          --------     --------   -------           -------


$750          $1,500           $19,299                      $22,000       $26,144   $21,241           $88,684
-------       ------          --------     -------          -------       -------   -------           -------

                               $24,402     $16,000                        $22,333   $17,333           $80,068
-------      -------           -------     -------          -------       -------   -------           -------


$1,500        $1,500           $83,364     $16,000          $44,000       $74,621   $59,815          $277,800
======        ======           =======     =======          =======       =======   =======          ========




                               $16,911     $16,000                        $22,333    $17,333          $72,577
                               -------     -------                        -------    -------          -------


                               $20,767     $16,000                        $22,333    $17,333          $76,433
                               -------     -------                        -------    -------          -------


                               $37,678     $32,000                        $44,666    $34,666         $149,010
                               =======     =======                        =======    =======         ========